Exhibit 10.1

OMNIBUS AMENDMENT NO. 1 AND CONSENT

to

CREDIT AGREEMENT
and
GUARANTY

Dated as of November 1, 2013

THIS AMENDMENT NO. 1 AND CONSENT (this “Amendment”) is made as of November 1, 2013 by and among Texas Roadhouse, Inc. (the “Borrower”), the financial institutions identified on the signature pages hereof as Lenders (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of August 12, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders and the Administrative Agent, and the subsidiaries of the Borrower identified on the signature pages hereof as Guarantors (the “Guarantors”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Borrower has notified the Administrative Agent that the Borrower wishes to undertake a number of related transactions, as outlined in Exhibit A attached hereto, in connection with the restructuring of the organization of its Subsidiaries (all the steps outlined in Exhibit A hereto being referred to herein as the “Proposed Transactions”), and the Borrower has requested that the Lenders and the Administrative Agent consent (the “Specified Consent”) to the Proposed Transactions;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to certain amendments with respect to the Credit Agreement and the Guaranty;

WHEREAS, the Lenders and the Administrative Agent have agreed to such amendments and to grant the Specified Consent on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent have agreed to enter into this Amendment.

1.                                      Amendments to Credit Agreement.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a)                                 Section 1.01 of the Credit Agreement is amended to add the following definitions in their appropriate alphabetical order therein:

“ “Amendment No. 1 Effective Date” means November 1, 2013.”

“ “Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.”

 “ “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“ “ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.”

“ “Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Specified Swap Obligation or (b) in the case of a Specified Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party becomes or would become effective with respect to such related Specified Swap Obligation.

If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.”

“ “Impacted Interest Period” has the meaning assigned to such term in the definition of “Eurodollar Rate”.”

 “ “Interpolated Rate” means, at any time, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time.”

“ “LIBOR Screen Rate” has the meaning assigned to such term in the definition of “Eurodollar Rate”.”

 “ “Material Subsidiary” means each Subsidiary which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 6.01(a) or (b), contributed greater than two and one-half percent (2.5%) of Consolidated Tangible Net Worth as of such date; provided that, if at any time the aggregate amount of Consolidated Tangible Net Worth attributable to all Subsidiaries that are not Material Subsidiaries exceeds five (5%) of Consolidated Tangible Net Worth for any such period, the Borrower (or, in the event the Borrower has failed to do so within ten (10) days, the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.”

“ “Proposed Transactions” has the meaning set forth in that certain Omnibus Amendment No. 1 and Consent to Credit Agreement and Guaranty, dated as of the Amendment No. 1 Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.”

“ “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.”

“ “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.”

 “ “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.”

“ “Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.”

(b)                                 Section 1.01 of the Credit Agreement is amended to amend and restate the following definitions in their entirety as follows:

“ “Applicable Rate” means the following percentages per annum, based upon the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Rate

Pricing Level	Consolidated Net Leverage Ratio	Commitment Fee	Eurodollar Rate Loans/ Standby Letters of Credit Fee	ABR Loans
1	Less than 1.25 to 1.00	0.125%	0.875%	0.0%

2	Less than 1.50 to 1.00 but greater than or equal to 1.25 to 1.00	0.150%	1.00%	0.0%

3	Less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00	0.200%	1.25%	0.25%

4	Less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00	0.250%	1.50%	0.50%

5	Greater than or equal to 2.50 to 1.00	0.300%	1.875%	0.875%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 5 shall apply as of the fifth Business Day after the date on which such Compliance Certificate was required to have been delivered until the fifth Business Day after such Compliance Certificate is actually delivered.”

“ “Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any Interest Period, the London interbank offered rate as administered by the British Bankers Association (or any other Person that takes over the administration of such rate for Dollars) for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”), then the LIBO Rate shall be the Interpolated Rate at such time, subject to Section 3.03.  Notwithstanding the above, to the extent that “Eurodollar Rate” or “Adjusted Eurodollar Rate” is used in connection with an ABR Borrowing, such rate shall be determined as modified by the definition of Alternate Base Rate.”

“ “Guarantors” means, collectively, subject to Section 6.15, all Subsidiaries party to the Guaranty in such capacity, and all existing and future direct and indirect wholly-owned Domestic Subsidiaries of the Borrower that are Material Subsidiaries, other than IP Holdco.”

“ “Maturity Date” means November 1, 2018.”

“ “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all existing or future payments and other obligations owing by the Borrower under (i) any Swap Contract (which such Swap Contract is permitted hereunder) or any (ii) cash management or similar treasury or custodial arrangements, in each case with respect to the foregoing clauses (i) and (ii) such transaction entered into with any Person that is a Lender or an Affiliate thereof at the time such transaction is entered into; provided that the definition of “Obligations” shall not create any guarantee by any Loan Party of any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.”

“ “Restaurant” means any restaurant at a particular location that is owned by the Borrower or any Subsidiaries thereof.”

(c)                                  Section 1.03(a) of the Credit Agreement is amended to amend and restate clause (ii) of the second sentence thereof in its entirety as follows:

“(ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof”.

(d)                                 Section 2.14(a) of the Credit Agreement is amended to delete the reference to “$100,000,000” set forth therein and to substitute “$200,000,000” therefor.

(e)                                  Section 3.03 of the Credit Agreement is amended to amend and restate clause (b) of the first sentence thereof in its entirety as follows:

“(b) adequate and reasonable means (including, without limitation, by means of an Interpolated Rate) do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan”.

(f)                                   Section 3.04(b) of the Credit Agreement is amended and restated in its entirety as follows:

“(b)                           Capital Requirements.  If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.”

(g)                                  Section 5.19 of the Credit Agreement is amended and restated in its entirety as follows:

“5.19.  Anti-Corruption Laws and Sanctions.  The Borrower has implemented and maintains in effect policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the current actual knowledge of the Borrower its directors, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the current actual knowledge of the Borrower, following reasonable inquiry, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. The Borrower will not knowingly violate or permit a violation of Anti-Corruption Laws or applicable Sanctions with any Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by the Credit Agreement.”

(h)                                 Section 6.05 of the Credit Agreement is amended and restated in its entirety as follows:

“6.05. Preservation of Existence. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 or as part of the Proposed Transactions; (b) take all reasonable action to maintain all rights, privileges, permits and licenses necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.”

(i)                                     Section 6.08 of the Credit Agreement is amended to add the following sentence to the end of such Section:

“The Borrower will maintain in effect and enforce policies and procedures designed to promote compliance by the Borrower, its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions.”

(j)                                    Section 6.15 of the Credit Agreement is amended and restated in its entirety as follows:

“On the first Business Day of each March and September following the Amendment No. 1 Effective Date (for example, March 3, 2014, September 1, 2014, March 2, 2015, September 1, 2015, etc.), notify the Administrative Agent of (x) any Person that became a Domestic Subsidiary and a direct or indirect wholly-owned Domestic Subsidiary of the Borrower during the six-month period then ended, and (y) any direct or indirect wholly-owned Domestic Subsidiary of the Borrower (including those described in clause (x) above) that is not a Guarantor and that is a Material Subsidiary, and, with respect to any Subsidiary that qualifies under the foregoing, cause such Person to promptly (and in any event within 90 days after the applicable reporting date) become a Guarantor. Such Person shall execute and deliver to the Administrative Agent a supplement or counterpart to the Guaranty and such other documents, instruments and agreements reasonably required by the Administrative Agent (including, but not limited to, certified organizational documents and resolutions, and a legal opinion letter), each in form, substance and scope reasonably acceptable to the Administrative Agent. To the extent any Guarantor is not or ceases to be a Material Subsidiary, the Borrower may provide written notice thereof to the Administrative Agent, including calculations demonstrating that such Guarantor is not a Material Subsidiary, and request that such Guarantor be released from its obligations as a Guarantor. The Administrative Agent shall effect any such release pursuant to Section 9.10.”

(k)                                 Section 7.02 of the Credit Agreement is amended to amend and restate clauses (k) and (l) thereof in their entirety as follows:

“(k)                           Investments of the Borrower in Joint Venture Subsidiaries made for the purpose of either owning, operating or managing a Restaurant; and

(l)                                     any other Investments (foreign or domestic, other than acquisitions governed by Section 7.02(g)) so long as the aggregate amount of all of such other Investments outstanding at any time does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth; provided, that the amount of any Investment shall be reduced by all cash dividends, distributions or other payments in respect thereof received by the Borrower or a Guarantor.”

(l)                                     Section 7.05(d) of the Credit Agreement is amended and restated in its entirety as follows:

“(d)                           Dispositions of property by the Borrower or any Subsidiary to the Borrower or to a wholly-owned Subsidiary which has satisfied any relevant requirements of Section 6.15; provided that,  (x) except as otherwise permitted pursuant to the following clause (y), if the transferor of such property is a Guarantor the transferee thereof must either be the Borrower or a Guarantor, and (y) in the case of a Disposition of the Equity Interests of any Subsidiary that is not a Material Subsidiary, the transferee need not be the Borrower or a Guarantor, provided that if such Disposition is of the Equity Interests of a Guarantor, the Borrower shall either (1) cause the transferee to promptly (and in any event within 90 days after the applicable Disposition) become a Guarantor in accordance with the procedures set forth in Section 6.15, or (2) request a release of such Guarantor as described in Section 6.15.”

(m)                             Section 7.05 of the Credit Agreement is further amended to (i) renumber clause (i) thereof as clause (j), (ii) add the following new clause (i) immediately after clause (h) thereof, and (iii) restate clause (j) thereof in its entirety as follows:

“(i)                               Dispositions of the assets and IP Rights relating to any Restaurant concept, other than the Texas Roadhouse® operating concept, held by any Subsidiary that is not a Material Subsidiary; and

(j)                               other Dispositions of property by the Borrower and its Subsidiaries in the ordinary course of business or as otherwise permitted by the Required Lenders; provided, however, that any Disposition pursuant to clauses (a) through (j) shall be for fair market value.”

(n)                                 Section 7.12 of the Credit Agreement is amended to add the following sentence at the end of such Section:

“Not request any Borrowing or Letter of Credit, and not use, and shall instruct its Subsidiaries and its or their respective directors, officers, and employees not to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C)  in any manner that would result in the violation of any Sanctions applicable to any party hereto.”

(o)                                 Section 9.10 of the Credit Agreement is amended to amend and restate the first sentence thereof in its entirety as follows:

“The Lenders and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Material Subsidiary, or ceases to be a Subsidiary as a result of a transaction permitted hereunder.”

(p)                                 Schedule 2.01 to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit B hereto.

(q)                                 Schedules 5.01, 5.06, 5.09, 5.11, 5.12, 5.13, 5.15, 5.18, 7.01 and 7.02 to the Credit Agreement are amended and restated in their entirety as set forth on Exhibit C hereto, and each reference in Section 5.01, 5.12, 5.13, 5.15, 7.01 or 7.02 to any such Schedule reflecting information as of “the Closing Date” or “the date hereof” shall be deleted and replaced with “the Amendment No. 1 Effective Date”.

(r)                                    Exhibit D to the Credit Agreement is amended and restated in its entirety as set forth on Exhibit D hereto.

(s)                                   Any reference to Aspen Creek, LLC shall include any successor entity thereto, as contemplated by the Proposed Transactions.

2.                                      Amendments to Guaranty.  Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below, the Guaranty is hereby amended as follows:

(a)                                 Section 8 of the Guaranty is amended and restated in its entirety as follows:

“8.                                Reinstatement.  Notwithstanding anything in this Guaranty to the contrary, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any portion of the Guaranteed Obligations is revoked, terminated, rescinded or reduced or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or any other person or entity or otherwise (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion), as if such payment had not been made and whether or not the Administrative Agent or the Lenders are in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction.”

(b)                                 The following new Section 24 is hereby added to the Guaranty immediately after Section 23 thereof:

“24.                         Keepwell.  Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Specified Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s Guaranteed Obligations in accordance with the terms hereof and the other Loan Documents.  Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  As used herein, “Qualified ECP Guarantor” means, in respect of any Specified Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Specified Swap Obligation or such other Person as constitutes an ECP and can cause another Person to qualify as an ECP at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

(c)                                  Concurrently with the effectiveness of the amendments to the Credit Agreement set forth in Section 1 hereof, and in reliance on the information provided by the Borrower to the Administrative Agent demonstrating that each such entity is not a Material Subsidiary, each Guarantor other than Texas Roadhouse Holdings LLC and Aspen Creek, LLC is automatically released from its obligations as a Guarantor under the Guaranty and shall automatically cease to be a Guarantor thereunder and under each of the other Loan Documents.

3.                                      Consent. Effective as of the date of satisfaction of the conditions precedent set forth in Section 4 below, the Administrative Agent and the Lenders party hereto hereby grant the Specified Consent.

4.                                      Conditions of Effectiveness.  The effectiveness of this Amendment is subject to the conditions precedent that (a) the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent, and (ii) such other opinions, instruments and documents as are reasonably requested by the Administrative Agent and identified on Exhibit E hereto, and (b) the Borrower shall have paid, to the extent invoiced at least one (1) Business Day in advance, all fees and expenses of the Administrative Agent and its affiliates (including attorneys’ fees and expenses) in connection with this Amendment and the other Loan Documents.

5.                                      Representations and Warranties of the Borrower.  The Borrower and each Guarantor hereby represents and warrants as follows:

(a)                                 Each of this Amendment and the Credit Agreement and Guaranty as amended by this Amendment constitute the legal, valid and binding obligations of the Borrower or such Guarantor, as applicable, and are enforceable against the Borrower or such Guarantor, as applicable, in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(b)                                 As of the date hereof and after giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties of the Borrower and each Guarantor contained in the Credit Agreement or the Guaranty, as applicable, are true and correct as of the date hereof, except for representations and warranties made as of an earlier date (in which case such representations and warranties are true and correct as of such earlier date).

6.                                      Reference to and Effect on the Credit Agreement and the Guaranty.

(a)                                 Upon the effectiveness hereof, each reference to the Credit Agreement or “this Agreement” in the Credit Agreement or any other Loan Document or to the Guaranty or “this Guaranty” or “this Agreement” in the Guaranty or any other Loan Document (unless limited by reference to such Loan Document as in effect on a prior date) shall mean and be a reference to the Credit Agreement or Guaranty, as applicable, as amended by this Amendment.

(b)                                 Except as specifically amended above, the Credit Agreement, the Guaranty, and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c)                                  Other than as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Guaranty or any other documents, instruments and agreements executed and/or delivered in connection therewith.

7.                                      Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

8.                                      Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9.                                      Counterparts.  This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures to follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

TEXAS ROADHOUSE, INC.,
as the Borrower

By:	/s/ G. Price Cooper, IV
Name: G. Price Cooper, IV
Title: Chief Financial Officer

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and as a Lender

By:	/s/ Michael A. Guenthner
Name: Michael A. Guenthner
Title: S.V.P. Authorized Officer

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Gregory M. Carroll
Name: Gregory M. Carroll
Title: Senior Vice President

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Wm. Heyward Harrison, III
Name: Wm. Heyward Harrison, III
Title: Senior Vice President

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David A. Wombwell
Name: David A. Wombwell
Title: Senior Vice President

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Gordon MacArthur
Name: Gordon MacArthur
Title: Authorized Signatory

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

FIFTH THIRD BANK,
as a Lender

By:	/s/ Mike Gifford
Name: Mike Gifford
Title: Vice President

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

OLD NATIONAL BANK,
as a Lender

By:	/s/ Darrin J. McCauley
Name: Darrin J. McCauley
Title: Senior Vice President

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

GUARANTORS:

TEXAS ROADHOUSE HOLDINGS LLC

By: Texas Roadhouse, Inc., its Manager

By:	/s/ G. Price Cooper, IV
Name: G. Price Cooper, IV
Title: Chief Financial Officer

ASPEN CREEK, LLC

By: Texas Roadhouse, Inc., its Manager

By:	/s/ G. Price Cooper, IV
Name: G. Price Cooper, IV
Title: Chief Financial Officer

Signature Page to

Omnibus Amendment No. 1 to Credit Agreement and Guaranty

(Texas Roadhouse, Inc.)

EXHIBIT A

Proposed Transactions

Attached

KEY TO PRECEDING PAGE: Any box shaded blue and outlined in red has moved from somewhere else in the structure prior to the Amendment No. 1 Effective Date, and any box shaded yellow and outlined in red is newly created.

Other Entities Where TXRH employees are officers but TXRH does not have any ownership:

1.	Green Brothers Dining Inc. (TRI manages through management agreement)

Dissolve and replace with C Corp subsidiary of Inc.

[S-Corps for roll-up purposes] Convert all to LLCs taxed as S Corps — sign management agreement with Holdings (eliminates officers and directors)

3.	Roadhouse of Billings Holdings, Inc. (member of Texas Roadhouse of Billings, LLC)
4.	Roadhouse of Bossier City Holdings, Inc. (member of Roadhouse of Bossier City, LLC)
5.	Roadhouse of Brownsville Holdings, Inc. (partner of Texas Roadhouse of Brownsville, Ltd.)
6.	Roadhouse of Everett Holdings, Inc. (member of Texas Roadhouse of Everett, LLC)
7.	Roadhouse of Fargo Holdings, Inc. (member of Roadhouse of Fargo, LLC)
8.	Roadhouse of Longmont Holdings, Inc. (member of Roadhouse of Longmont, LLC)
9.	Roadhouse of McKinney Holdings, Inc. (partner of Roadhouse of McKinney, Ltd.)
10.	Roadhouse of New Berlin Holdings, Inc. (member of Roadhouse of New Berlin, LLC)
11.	Roadhouse of Omaha Holdings, Inc. (member of Roadhouse of Omaha, LLC)
12.	Roadhouse of Port Arthur Holdings, Inc. (partner of Texas Roadhouse of Port Arthur, Ltd.)
13.	Roadhouse of Temple Holdings, Inc. (partner of Roadhouse of Temple, Ltd.)
14.	Roadhouse of Wichita Holdings, Inc. (member of Roadhouse of Wichita, LLC)

EXHIBIT B

Schedule 2.01

Commitments and Applicable Percentages

Lender	Commitment	Applicable Percentage
JPMorgan Chase Bank, N.A.	$40,000,000.00	20.00%
PNC Bank, National Association	$40,000,000.00	20.00%
Wells Fargo Bank, National Association	$40,000,000.00	20.00%
U.S. Bank National Association	$30,000,000.00	15.00%
Royal Bank of Canada	$25,000,000.00	12.50%
Fifth Third Bank	$15,000,000.00	7.50%
Old National Bank	$10,000,000.00	5.00%
Total	$200,000,000	100.00%

EXHIBIT C

Restated Schedules

Schedule 5.01 - Jurisdictions of Organization and Qualification of the Borrower and Subsidiaries, Part (a)

Entity	Organization State	Foreign Qualification(s)

Armadillo, Inc.	Colorado
Aspen Creek Beverage Corp.	Texas
Aspen Creek, LLC	Kentucky	North Carolina
Oklahoma
Texas
Roadhouse Enterprises, Inc.	Texas
Roadhouse-Creek of NJ, LLC	Kentucky	New Jersey
Roadhouse Private Beverage Club of Pelham, Inc.	Alabama
Texas Roadhouse Delaware LLC	Delaware	Florida
North Dakota
Wisconsin
Texas Roadhouse Development Corporation	Kentucky
Texas Roadhouse Holdings LLC	Kentucky	Alabama
Arizona
Arkansas
Colorado
Connecticut
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland

Entity	Organization State	Foreign Qualification(s)

Massachusetts
Texas Roadhouse Holdings LLC cont.		Michigan
Minnesota
Mississippi
Missouri
Nebraska
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Dakota
Tennessee
Texas
Utah
Virginia
Washington
West Virginia
Wisconsin
Texas Roadhouse International, LLC	Nevada
Texas Roadhouse International Services, LLC	Kentucky
Texas Roadhouse Louisville I LLC	Kentucky
Texas Roadhouse Management Corp.	Kentucky	Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware

Entity	Organization State	Foreign Qualification(s)

Texas Roadhouse Management Corp. cont.		Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Pennsylvania
Rhode Island
South Dakota
Tennessee
Texas

Entity	Organization State	Foreign Qualification(s)

Utah
Vermont
Virginia
West Virginia
Wisconsin
Wyoming
Texas Roadhouse of Austin, Ltd.	Kentucky	Texas
Texas Roadhouse of Austin-North, Ltd.	Kentucky	Texas
Texas Roadhouse of Baytown, TX, LLC	Kentucky	Texas
Texas Roadhouse of Boise, LLC	Kentucky	Idaho
Texas Roadhouse of Cedar Falls, LLC	Kentucky	Iowa
Texas Roadhouse of Cheyenne, LLC	Kentucky	Wyoming
Texas Roadhouse of Decatur, LLC	Kentucky	Illinois
Texas Roadhouse of Dixie Highway, LLC	Kentucky
Texas Roadhouse of East Peoria, LLC	Kentucky	Illinois
Texas Roadhouse of Elkhart, LLC	Kentucky	Indiana
Texas Roadhouse of Elyria, LLC	Kentucky	Ohio
Texas Roadhouse of Fort Myers, FL, LLC	Kentucky	Florida
Texas Roadhouse of Fort Wayne, LLC	Kentucky	Indiana
Texas Roadhouse of Gilbert, AZ, LLC	Kentucky	Arizona
Texas Roadhouse of Grand Junction, LLC	Kentucky	Colorado
Texas Roadhouse of Hendersonville, de Novo, LLC	Kentucky	Tennessee
Texas Roadhouse of Huber Heights, LLC	Kentucky	Ohio
Texas Roadhouse of Jacksonville, NC, LLC	Kentucky	North Carolina
Texas Roadhouse of Kansas, LLC	Kansas
Texas Roadhouse of Lancaster, LLC	Kentucky	Pennsylvania
Texas Roadhouse of Lancaster, OH, LLC	Kentucky	Ohio

Entity	Organization State	Foreign Qualification(s)

Texas Roadhouse of Lansing, LLC	Kentucky	Michigan
Texas Roadhouse of Lexington, KY, II, LLC	Kentucky
Texas Roadhouse of Lynchburg, LLC	Kentucky	Virginia
Texas Roadhouse of Mansfield, Ltd.	Kentucky	Texas
Texas Roadhouse of Menifee, CA, LLC	Kentucky	California
Texas Roadhouse of Parker, LLC	Kentucky	Colorado
Texas Roadhouse of Reno, NV, LLC	Nevada
Texas Roadhouse of Richmond, LLC	Kentucky	Virginia
Texas Roadhouse of Roseville, LLC	Kentucky	Michigan
Texas Roadhouse of Stillwater, OK, LLC	Kentucky	Oklahoma
Texas Roadhouse of Vermont Intermediate Holdings	Vermont
Texas Roadhouse of Vermont, LLC	Vermont
Texas Roadhouse of Warwick, LLC	Kentucky	Rhode Island
Texas Roadhouse, Inc.	Delaware	Alabama
Colorado
Florida
Idaho
Illinois
Kentucky
Louisiana
Maine
Massachusetts
Missouri
New Jersey
New Mexico
Ohio
South Dakota
Virginia
Washington
TRDC International, LLC	Nevada
TRH Beverages of Austin-North, LLC	Texas
TRH Beverages of Austin-South, LLC	Texas
TRH Beverages of Baytown, LLC	Texas
TRH Beverages of Mansfield, LLC	Texas
TRH Beverage Holdings of Austin-North, LLC	Texas
TRH Beverage Holdings of Austin-South, LLC	Texas
TRH Beverage Holdings of Baytown, TX, LLC	Texas
TRH Beverage Holdings of Mansfield, LLC	Texas

Schedule 5.06 - Litigation

On September 30, 2011, the U.S. Equal Employment Opportunity Commission (“EEOC”) filed a lawsuit styled Equal Employment Opportunity Commission v. Texas Roadhouse, Inc., Texas Roadhouse Holdings LLC, Texas Roadhouse Management Corp. in the United States District Court, District of Massachusetts (“Court”), Civil Action Number 1:11-cv-11732. The complaint alleges that applicants over the age of 40 were denied employment in our restaurants in bartender, host, server and server assistant positions due to their age.  The EEOC is seeking injunctive relief, remedial actions, payment of damages to the applicants and costs.  We have filed an answer to the complaint, and the case is in discovery.  We deny liability; however, in view of the inherent uncertainties of litigation, the outcome of this case cannot be predicted at this time.  We cannot estimate the possible amount or range of loss, if any, associated with this matter.

Schedule 5.09 — Environmental Matters

None

Schedule 5.11 - Taxes

Auditing Agency	Date of Notification	Entity under Audit	Tax Type under Audit

Illinois Department of Revenue	6/8/2012	Texas Roadhouse, Inc. & Subsidiaries	Income Tax

New Jersey Department of the Treasury/Division of Taxation	4/25/2013	Texas Roadhouse, Inc.	Income Tax

Florida Department of Revenue	1/23/2012	Texas Roadhouse, Inc.	Income Tax

Colorado Department of Revenue	3/23/2012	Texas Roadhouse of Grand Junction, LLC	Sales & Use Tax

Colorado Department of Revenue	3/23/2012	Texas Roadhouse of Parker, LLC	Sales & Use Tax

Colorado Department of Revenue	3/23/2012	Roadhouse of Longmont, LLC	Sales & Use Tax

Colorado Department of Revenue	3/23/2012	Texas Roadhouse Holdings LLC	Sales & Use Tax

South Dakota Department of Revenue	2/20/2013	Texas Roadhouse Holdings LLC	Sales & Use Tax

New York State Department of Taxation and Finance	2/27/2013	Texas Roadhouse Holdings LLC	Sales & Use Tax

Texas Comptroller of Public Accounts	5/8/2013	Texas Roadhouse Holdings LLC	Limited Sales, Excise, & Use Tax

City of Thornton, CO	5/23/2013	Texas Roadhouse Holdings LLC	Sales & Use Tax

Schedule 5.12 — ERISA Plans

1.              Texas Roadhouse Salaried Employees 401(k) Profit Sharing Plan

2.              Third Amended and Restated Deferred Compensation Plan of Texas Roadhouse Management Corp.

Schedule 5.13 - Subsidiaries and Other Equity Investments, Part (a)

Entity	Ownership
Texas Roadhouse, Inc.	100% of Armadillo, Inc.
100% of Aspen Creek, LLC
100% of Aspen Creek Beverage Corp. (indirect ownership)
100% of Roadhouse-Creek of NJ, LLC
100% of Texas Roadhouse Development Corporation
100% of Texas Roadhouse Holdings LLC
100% of Texas Roadhouse Management Corp.
100% of Texas Roadhouse International, LLC
100% of TRDC International, LLC (indirect ownership)
100% of Texas Roadhouse International Services, LLC (indirect ownership)
Texas Roadhouse Holdings LLC	100% of Roadhouse Enterprises, Inc.
100% of Texas Roadhouse Delaware LLC
100% of Texas Roadhouse Louisville I LLC
100% of Texas Roadhouse of Boise, LLC
100% of Texas Roadhouse of Cedar Falls, LLC
100% of Texas Roadhouse of Cheyenne, LLC
100% of Texas Roadhouse of Decatur, LLC
100% of Texas Roadhouse of Dixie Highway, LLC
100% of Texas Roadhouse of East Peoria, LLC
100% of Texas Roadhouse of Elkhart, LLC
100% of Texas Roadhouse of Elyria, LLC
100% of Texas Roadhouse of Fort Wayne, LLC
100% of Texas Roadhouse of Grand Junction, LLC
100% of Texas Roadhouse of Kansas, LLC
100% of Texas Roadhouse of Lancaster, LLC
100% of Texas Roadhouse of Lansing, LLC
100% of Texas Roadhouse of Lynchburg, LLC
100% of Texas Roadhouse of Reno, NV, LLC
100% of Texas Roadhouse of Richmond, LLC
100% of Texas Roadhouse of Roseville, LLC
100% of Texas Roadhouse of Vermont Intermediate Holdings
100% of Texas Roadhouse of Vermont, LLC (indirect ownership)
100% of Roadhouse Private Beverage Club of Pelham, Inc.
67.5% of Texas Roadhouse of Menifee, CA, LLC

Entity	Ownership
Texas Roadhouse Holdings LLC cont.	65% of Texas Roadhouse of Austin-North, Ltd.
60% of Texas Roadhouse of Austin, Ltd.
55% of Texas Roadhouse of Huber Heights, LLC
55% of Texas Roadhouse of Lancaster, OH, LLC
52.5% of Texas Roadhouse of Gilbert, AZ, LLC
52.5% of Texas Roadhouse of Hendersonville, de Novo, LLC
52.5% of Texas Roadhouse of Jacksonville, NC, LLC
52.5% of Texas Roadhouse of Mansfield, Ltd.
53.03% of Texas Roadhouse of Parker, LLC
52.5% of Texas Roadhouse of Stillwater, OK, LLC
52.5% of Texas Roadhouse of Warwick, LLC
52.5% of Texas Roadhouse of Baytown, TX, LLC
70% of Texas Roadhouse of Fort Myers, FL, LLC
52.5% of Texas Roadhouse of Lexington, KY, II, LLC
65% of TRH Beverage Holdings of Austin-North, LLC (indirect)
60% of TRH Beverage Holdings of Austin-South, LLC (indirect)
52.5% of TRH Beverage Holdings of Baytown, TX, LLC (indirect)
52.5% of TRH Beverage Holdings of Mansfield, LLC (indirect)
65% of TRH Beverages of Austin-North, LLC (indirect)
60% of TRH Beverages of Austin-South, LLC (indirect)
52.5% of TRH Beverages of Baytown, TX, LLC (indirect)
52.5% of TRH Beverages of Mansfield, LLC (indirect)

Schedule 5.13 - Subsidiaries and Other Equity Investments, Part (b)

Entity	Ownership
Texas Roadhouse, Inc.	40% of EF & TRH Restaurants (HK) Holding Limited (indirect ownership)

Texas Roadhouse Holdings LLC	10% of Paragon Centre Holdings, LLC
10% of Roadhouse of Memphis, LLC
10% of Texas Roadhouse of Hiram, LLC
10% of Texas Roadhouse of Marietta, LLC
7.5% of Roadhouse of Montgomeryville, LLC
5.49% of Roadhouse of Omaha, LLC
5.09% of Texas Roadhouse of Brownsville, Ltd.
5.05% of Roadhouse of Fargo, LLC
5% of Appleton Operating LLC
5% of Janesville Operating LLC
5% of Roadhouse of Bossier City, LLC
5% of Roadhouse of Logan, UT, LLC
5% of Roadhouse of Longmont, LLC
5% of Roadhouse of McKinney, Ltd.
5% of Roadhouse of New Berlin, LLC
5% of Roadhouse of Temple, Ltd.
5% of Roadhouse of Wichita, LLC
5% of Seaford Ventures, LLC
5% of Sheboygan Operating LLC
5% of Texas Roadhouse of Billings, LLC
5% of Texas Roadhouse of Everett, LLC
5% of Texas Roadhouse of Port Arthur, Ltd.
5% of Roadhouse of Farmington, NM, LLC
10% of TRH Westland, LLC
5% of Hospitality Steak House, LLC
5% of TRH Beverage Holdings of McKinney, LLC (indirect)
5.09% of TRH Beverage Holdings of Brownsville, LLC (indirect)
5% of TRH Beverage Holdings of Port Arthur, LLC (indirect)
5% of TRH Beverage Holdings of Temple, LLC (indirect)
5% of Roadhouse of Kansas, LLC (indirect)
5% of Billings Beverage Corp. (indirect)
5% of TRH Beverages of McKinney, LLC (indirect)
5.09% of TRH Beverages of Brownsville, LLC (indirect)
5% of TRH Beverages of Port Arthur, LLC (indirect)
5% of TRH Beverages of Temple, LLC (indirect)

Schedule 5.15 — Material Contracts

1.              Amended and Restated Lease Agreement by and between Paragon Centre Holdings, LLC, as landlord and Texas Roadhouse Holdings LLC, as tenant dated January 1, 2006.

•                  First Amendment to Amended and Restated Lease Agreement by and between Paragon Centre Holdings, LLC, and Texas Roadhouse Holdings LLC, dated December 18, 2006.

•                  Second Amendment to Amended and Restated Lease Agreement by and between Paragon Centre Holdings, LLC, and Texas Roadhouse Holdings, LLC dated May 10, 2007.

•                  Third Amendment to Amended and Restated Lease Agreement by and between Paragon Centre Holdings, LLC and Texas Roadhouse Holdings, LLC dated September 7, 2007.

•                  Fourth Amendment to Amended and Restated Lease Agreement by and between Paragon Centre Holdings, LLC and Texas Roadhouse Holdings, LLC dated July 22, 2009.

2.              Coca-Cola North America Foodservice Beverage Marketing Agreement between Texas Roadhouse Holdings, LLC and Texas Roadhouse Development Corporation dated February 22, 2007.

3.              Agreement for Products and Services between Ceridian Corporation or subsidiary and Texas Roadhouse dated March 14, 2013.

4.              Distribution Services Agreement between Texas Roadhouse Holdings LLC and The Sygma Network, Inc. dated July 7, 2008.

Schedule 5.18 — Intellectual Property

None

Schedule 7.01 - Existing Liens

Debtor	Secured party	Description	Filing Data
Texas Roadhouse Holdings, LLC	U.S. Bank Equipment Finance	1 Copier 9050N	2013-2658673-73 Filed: 08-08-2013 Kentucky Secretary of State
Texas Roadhouse Holdings, LLC	U.S. Bank Equipment Finance	6 Copiers Bizhub	2013-2640583-14 Filed: 05-08-2013 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	U.S. Bank Equipment Finance	3 Copiers Bizhub	2013-2618778-95 Filed: 01-08-2013 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	GFC Leasing	Lanier Copier	2012-2610365-28 Filed: 11-15-2012 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	U.S. Bank Equipment Finance	Copiers & Equipment	2012-2596091-97 Filed: 08-15-2012 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	U.S. Bank Equipment Finance	Copiers & Equipment	2012-2588515-59 Filed: 06-29-2012 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	U.S. Bank Equipment Finance	Equipment	2012-2582205-89 Filed: 05-25-2012 Kentucky Secretary of State
Texas Roadhouse Holdings LLC/Texas Roadhouse	Sysco Central California, Inc.	Goods delivered by Sysco & accounts receivable, etc.	2012-2572271-71 Filed: 04-09-2012 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	GFC Leasing	Lexmark XS652DE	2011-4025550 Filed: 10-19-2011 Delaware Secretary of State
Texas Roadhouse Holdings, LLC	Officeware Integrated Office Solutions	1 Canon IRADV C5045 Copier	2011-2506775-56.01 Filed: 03-23-2011 Kentucky Secretary of State
Texas Roadhouse Holdings, LLC	Officeware Integrated Office Solutions	1 Canon IRADV 6065 Copier	2010-2489911-17.01 Filed: 12-03-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	GFC Leasing, a Division of Gordon Flesch Co., Inc.	1 Sharp MX-B401 Printer 02112606V5842	2010-2481763-54.01 Filed: 10-13-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware	3 HP Laserjet 9050DN Printers	2010-2480633-69.01 Filed: 10-05-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	CTWP Leasing	1 Lexmark X464de Printer	2010-2478745-60.01 Filed: 09-24-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware	1 HP 4345X Copier	2010-2451671-19 Filed: 05-04-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware	1 HP 4345X Copier	2010 2440259-89 Filed: 03-11-2010 Kentucky Secretary of State

Texas Roadhouse Holdings LLC	Officeware	1 HP 4345X Copier	2010-2440258-78 Filed: 03-11-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC -and- Texas Roadhouse of Mesquite, Ltd.	Union Fidelity Life Insurance Company	Restaurant equipment, machinery, furniture, fixtures, replacements, substitutions, additions, etc., used in operation of TXRH at 1420 Peachtree Rd., Mesquite, TX	2010-2439590-75 Filed: 03-08-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC -and- Texas Roadhouse of Pasadena, Ltd.	Union Fidelity Life Insurance	Restaurant equipment, machinery, furniture, fixtures, replacements, substitutions, additions, etc., used in operation of TSRH at 3033 E Sam Houston Pkwy, Pasadena, TX	2010-2439591-86 Filed 03-08-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	USRP Funding 2001-A LP	Restaurant equipment, machinery, furniture, fixtures, replacements, substitutions, additions, etc., used in operation of TXRH, Grand Prairie, TX	2010-2439592-97 Filed: 03-08-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware	1 Cannon Imagerunner IR1025IF Copier	2010-2433998-71 Filed: 01-29-2010 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware Financial Services	1 Ecopy Desktop 20 User Pack	2009-2413915-36 Filed: 10-02-2009 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Wells Fargo Financial Leasing, Inc.	2 Canon IRC3080 Copiers; 1 Canon IR1025 Copier; 4 Canon IR5050N Copiers	2009-2409006-42 Filed: 09-03-2009 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Wells Fargo Financial Leasing, Inc.	1 Canon Hole Punch TRM 16631 for Copier	2009-2408794-55 Filed: 09-02-2009 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Wells Fargo Financial Leasing, Inc.	2 Canon Copiers w/fax Module 5050N	2009-2396963-39 Filed: 07-03-2009 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	US Bancorp	1 ESTUI0523T CZL726957 Copier	2008-2308912-55 Filed: 04-04-2008 Kentucky Secretary of State

Texas Roadhouse Holdings LLC	Power & Ray, LLC	All fixtures, furniture, equipment, improvements, additions, alterations, inventory, personal property, etc. located at Gilbert, AZ store	2007-2250531-97.01 Filed: 06-11-2007 Kentucky Secretary of State
Texas Roadhouse Holdings LLC	Officeware Integrated Office Solutions	1 Canon IRADV C5045 Copier	2010-2489829-05.01 Filed: 12-03-2010 Kentucky Secretary of State

Schedule 7.02 — Existing Investments

See Schedule 5.13(b)

EXHIBIT D

Exhibit D

Form of Compliance Certificate

Attached

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                    ,

To:          JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of August 12, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Texas Roadhouse, Inc., a Delaware corporation (the “Borrower”), the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [                                                ] of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following paragraph 1 for Fiscal Year-end financial statements]

1.     Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the Fiscal Year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for Fiscal Quarter-end financial statements]

1.     Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the Fiscal Quarter of the Borrower ended as of the above date.  Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.     The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3.     A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

— or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4.     The representations and warranties of the Borrower contained in Article V of the Agreement, and any representations and warranties of any Loan Party that are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5.     The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Compliance Certificate.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                                 ,                             .

TEXAS ROADHOUSE, INC.

By:
Name:
Title:

SCHEDULE 1

[FINANCIAL STATEMENTS TO BE ATTACHED]

For the Fiscal Quarter/Fiscal Year ended                                       (“Statement Date”)

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

I. Section 7.14(a) — Consolidated Fixed Charge Coverage Ratio

A. Consolidated EBITR for four consecutive Fiscal Quarters ending on above date (“Subject Period”):

1.	Consolidated Net Income for Subject Period:	$

2.	Consolidated Interest Charges for Subject Period:	$

3.	Provision for income taxes for Subject Period:	$

4.	Consolidated Rental Expense for Subject Period:	$

5.	Non-cash expense attributable to the grant of stock awards pursuant to the Equity Incentive Plan to employees, directors or consultants for Subject Period:	$

6.

Non-cash impairment charges, non-cash charges resulting from the closing of and cessation of business at any Restaurant and/or non-cash charges resulting from losses on dispositions of assets in the ordinary course of business (which, for purposes hereof, shall include non-cash charges resulting from the remodeling or improvement of any Restaurant and the replacement of equipment used at any Restaurant) for Subject Period:

$

7.	Consolidated EBITR (I.A.1 + I.A.2 + I.A.3 + I.A.4 + I.A.5 + I.A.6):	$

B. Consolidated Fixed Charges for Subject Period

1.	Consolidated Interest Charges for Subject Period:	$

2.	Consolidated Rental Expense for Subject Period:	$

3.	Consolidated Fixed Charges (I.B.1 + I.B.2):	$

C. Consolidated Fixed Charge Coverage Ratio (I.A.7 ÷ I.B.3):		to 1.00

Minimum Required:		2.00 to 1.00

II. Section 7.14 (b) — Consolidated Leverage Ratio.

A. Consolidated Adjusted Funded Indebtedness:

1.	Outstanding principal amount of all obligations at Statement Date:

2.	All purchase money Indebtedness:

3.	All direct obligations under letters of credit, bankers acceptances, bank guaranties, and similar instruments:

4.	All obligations in respect of deferred purchase price of property or services:

5.	Attributable Indebtedness in respect of capital leases:

6.

All obligations of any Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends:

7.	All Guarantees with respect to outstanding Indebtedness of the types referred to in Lines II.A.1 through II.A.6 above:

8.	All Indebtedness of the types referred to in Lines II.A.1 through II.A.7 above of any partnership or joint venture involving the Borrower (other than a joint venture that is itself a corporation or limited liability company) which such partnership or joint venture is not a direct or indirect Subsidiary of the Borrower, in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary:

9.	An amount equal to the product of eight (8) times Consolidated Rental Expense for Subject Period (excluding up to $5,000,000 of Consolidated Rental Expense attributable to equipment leases):

10.	Consolidated Adjusted Funded Indebtedness (Lines II.A.1 + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9):	$

B. Consolidated EBITDAR for Subject Period:

1.	Consolidated EBITR for Subject Period (Line I.A.7):	$

2.	Depreciation expenses for Subject Period:	$

3.	Amortization expenses for Subject Period:	$

4.	Consolidated EBITDAR (Lines II.B.1 + II.B.2 + II.B.3):	$

C. Consolidated New Unit Pre-Opening Costs for Subject Period:		$

D. Consolidated Leverage Ratio (Line II.A.10 ÷ (Line II.B.4 + Line II.C)):		to 1.00

Maximum Allowed:		3.00 to 1.00

III. Applicable Rate — Consolidated Net Leverage Ratio.

A. Unrestricted Cash:		$

B. Consolidated Net Leverage Ratio ((Line II.A.10 - III.A) ÷ (Line II.B.4 + Line II.C)):		to 1.00

If less than 1.25 to 1.00:		Pricing Level 1

If less than 1.50 to 1.00 but greater than or equal to 1.25 to 1.00:		Pricing Level 2

If less than 2.00 to 1.00 but greater than or equal to 1.50 to 1.00		Pricing Level 3

If less than 2.50 to 1.00 but greater than or equal to 2.00 to 1.00		Pricing Level 4

If greater than or equal to 2.50 to 1.00		Pricing Level 5

IV.  Subsidiaries.

Set forth below is a list of all Subsidiaries of the Borrower, together with an indication of whether such Subsidiary is a Material Subsidiary and whether such Subsidiary is party to the Guaranty. Also set forth below is a calculation supporting the designation of each Subsidiary as a Material Subsidiary or non-Material Subsidiary .

Name of Subsidiary	Jurisdiction of Formation	Material Subsidiary and Party to Guaranty (Yes/No)	Calculations supporting the designation of each non-Material Subsidiary(1)
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

(1)  Calculations to demonstrate that the portion of Consolidated Tangible Net Worth attributable to each such non-Material Subsidiary does not exceed 2.5%, and that no more than 5% of Consolidated Tangible Net Worth is attributable to all non-Material Subsidiaries in the aggregate.

EXHIBIT E

List of “Amendment Documents”(2)

1.              Omnibus Amendment No. 1 and Consent to Credit Agreement and Guaranty, by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

2.              Certificate of a Responsible Officer of the Borrower and each Guarantor (including each New Guarantor) (collectively, the “Companies”) certifying (i) that there have been no changes in the certificate of formation or other charter document of such Company, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of such Company’s jurisdiction of organization or incorporation, since the date of the certification thereof by such governmental entity, (ii) the limited liability company agreement or bylaws, as attached thereto, of such Company as in effect on the date of such certification, (iii) resolutions of the Board of Directors or other governing body of such Company authorizing the execution, delivery and performance of the Amendment Document to which it is a party, and (iv) the names and true signatures of the incumbent officers of such Company authorized to sign the Amendment Documents to which it is a party.

3.              Good Standing Certificate (or analogous documentation, if applicable) for each Company from the Secretary of State (or analogous governmental entity) of such Company’s jurisdiction of organization or incorporation.

4.              Opinion of Hayden, Craig & Grant, PLLC, counsel for the Companies, in form and substance acceptable to the Administrative Agent and its counsel.

(2)  Items appearing in bold and italics shall be prepared and/or provided by the Borrower and/or Borrower’s counsel.